UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2021
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd.	Orlando	FL	32821
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement
On January 26, 2021, Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company,” “our,” “we,” or “us”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Welk Hospitality Group, Inc., a California corporation (“Welk”), the representative (the “Shareholder Representative”) of the shareholders of Welk (the “Shareholders”), Sommelier Acquisition Corp., a Delaware corporation (“Merger Sub 1”), Champagne Resorts Inc., a Delaware corporation (“Merger Sub 2”), and us, pursuant to which we will acquire Welk through a two-step merger, consisting of merging Merger Sub 1 with and into Welk, with Welk surviving the first step of the merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Welk with and into Merger Sub 2, with Merger Sub 2 surviving the second step of the merger such that upon the conclusion of the second step of the merger, the separate corporate existence of Welk will cease and Merger Sub 2 will continue its corporate existence under Delaware law as the surviving entity and as our wholly-owned subsidiary (collectively, the “Merger”).
The aggregate purchase price pursuant to the Merger Agreement is estimated to be $430 million. Approximately 50% of the purchase price will be payable in cash and approximately 50% of the purchase price will be payable in shares of our common stock, par value $0.01 per share (the “Common Stock”). The number of shares of our Common Stock to be issued is expected to be approximately 1.4 million (based on a fixed, negotiated value of $134 per share), subject to potential issuance of additional shares in lieu of cash amounts to the extent necessary to preserve certain tax treatment. We have agreed to file a registration statement as soon as reasonably practicable following the closing of Merger to register the resale by the Shareholders of the shares of our Common Stock issued to them in the Merger.
The Merger Consideration (as defined in the Merger Agreement) is subject to adjustment at and following the closing of the Merger for working capital and other items.
The Merger is subject to customary closing conditions, including clearance of the Merger from the Department of Justice under the Hart Scott Rodino Act of 1976. Subject to satisfaction or waiver of the conditions of the Merger Agreement, we currently anticipate the closing of the Merger to occur in the second quarter of fiscal 2021; however, there can be no assurance that the Merger will close in the second quarter of fiscal 2021, or at all.
Under certain circumstances provided for in the Merger Agreement, we or Welk may terminate the Merger Agreement without liability other than for our respective willful breach of any applicable covenant or agreement set forth in the Merger Agreement.
The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
The Merger Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub 1, Merger Sub 2, Welk or the Shareholders. In particular, the representations, warranties, covenants, and agreements contained in the Merger Agreement, which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, reports, and documents filed with the U.S. Securities and Exchange Commission. Investors should not rely on the representations, warranties, covenants, and agreements, or any description thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants, and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 3.02. Unregistered Sales of Equity Securities
The information under Item 1.01 of this Current Report on Form 8-K with respect to the portion of the purchase price payable in shares of our Common Stock pursuant to the Merger Agreement is incorporated herein by reference. The shares of our Common Stock to be issued as consideration for the Merger will be issued to certain existing shareholders of Welk in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 under the Securities Act.

Item 7.01. Regulation FD Disclosure
On January 26, 2021, we issued a press release announcing the entry into the Merger Agreement and published an investor presentation on our website. A copy of the press release is hereby furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the investor presentation is hereby furnished pursuant to Item 7.01 as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements related to the timing of the closing of the Merger and related matters and are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. We caution you that these statements are not guarantees and are subject to numerous risks and uncertainties. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished with this report:

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and among Marriott Vacations Worldwide Corporation, Sommelier Acquisition Corp., Champagne Resorts Inc., Welk Hospitality Group, Inc. and the Shareholder Representative, dated as of January 26, 2021.

99.1	Press release dated January 26, 2021.
99.2	Investor presentation
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: January 26, 2021	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	President and Chief Financial Officer

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